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Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38958, 333-50159, 333-47601, 333-14895, and
333-70510) of Whitehall Jewellers, Inc. of our report dated March 4, 2003 (except for Note 22 as to which the date is April 29, 2003 and Note 19 as to which the date is December 22, 2003) relating to the financial statements and financials statement schedule, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP

Chicago, Illinois

January 21, 2004